As filed with the Securities and Exchange Commission on August 5, 2025

Registration No. 333- ___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNOW LABS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	90-0273142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

619 Western Avenue, Suite 610

Seattle, Washington 98104

(Address, including zip code, of Registrant’s principal executive office)

Know Labs, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Ronald P. Erickson, Chairman of the Board

Know Labs, Inc.

619 Western Avenue, Suite 610

Seattle, WA 98104

206-903-1351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jessica M. Lockett, Esq.

Corporate Securities Legal, LLP

650 Town Center Dr., Suite 680

Costa Mesa, CA 92626

(949) 752-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Know Labs, Inc. (the “Registrant”) for the purpose of registering an additional 48,950,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) issuable under the Know Labs, Inc. 2021 Equity Incentive Plan (the “Plan”) following the amendment to the Plan that was approved by the Registrant’s stockholders at its special meeting of stockholders on July 31, 2025 (“Special Meeting”).

In accordance with Instruction E to Form S-8, the contents of the following prior registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the “Commission”) with respect to the Plan, are hereby incorporated by reference: (i) 866,253 shares of Common Stock on Form S-8 filed with the Commission on December 10, 2021 (File No. 333-261597), and (ii) 550,000 shares of Common Stock on Form S-8 filed with the Commission on April 25, 2025 (File No. 333-286762) (collectively (i) and (ii), the “Prior Registration Statements”). The shares registered under the December 10, 2021 Registration Statement have been adjusted as referenced herein to reflect the Registrants 1-for-40 reverse stock split of the issued and outstanding shares of Common Stock which became effective on February 19, 2025.

Pursuant to General Instruction E of Form S-8, the contents of Prior Registration Statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

Exhibit Number	Exhibit Description
		Filed herewith	Incorporated by Reference herein from Form or Schedule	Filing Date
3.1	Restatement of the Articles of Incorporation, dated August 11, 2023		Form 8-K	August 14, 2023
3.2	Certificate of Amendment to the Articles of Incorporation, dated July 31, 2025		Form 8-K	August 1, 2025
3.3	Second Amended and Restated Bylaws, dated October 15, 2021		Form 8-K	December 7, 2021
4.1	Amendment to Know Labs Inc. 2021 Equity Incentive Plan, dated July 31, 2025		Form 8-K	August 1, 2025
4.2	2021 Know Labs, Inc. Equity Incentive Plan, as amended	x
5.1	Opinion of Corporate Securities Legal, LLP, filed herewith	x
23.1	Consent of BPM LLP, independent registered public accounting firm	x
23.2	Consent of Corporate Securities Legal, LLP (included in Exhibit 5.1)	x
24.1	Power of Attorney (included on signature page hereto)	x
107	Filing Fee Table	x

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington, on August 5, 2025.

Know Labs, Inc.

Date: August 5, 2025	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald P. Erickson and Peter J. Conley and each or any one of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Ronald P. Erickson	Chief Executive Officer, and Director	August 5, 2025
Ronald P. Erickson	(Principal Executive Officer)

/s/ Peter J. Conley	Chief Financial Officer	August 5, 2025
Peter J. Conley	(Principal Accounting Officer and Principal Financial Officer)

/s/ William A. Owens	Director	August 5, 2025
William A. Owens

/s/ Jon Pepper	Director	August 5, 2025
Jon Pepper

/s/ Ichiro Takesako	Director	August 5, 2025
Ichiro Takesako

/s/ John Cronin	Director	August 5, 2025
John Cronin

/s/ Larry K, Ellingson	Director	August 5, 2025
Larry K. Ellingson

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